Exhibit 99.1

  Dear Fellow Shareholders: 2015 was a year that Pershing Gold Corporation focused on enhancing infrastructure, increasing resources and proving the value of our assets. The success of this corporate strategy at Pershing Gold has led to increases in the resource of over 520% since forming the Company just four years ago. In July of 2015, we successfully uplisted onto the NASDAQ Global market, thus increasing the value of our capital structure in the marketplace. Since listing we have secured analyst coverage from three additional investment banks and have seen the daily trading volume of our shares increase more than 250%, resulting in significantly improved liquidity of the Company's equity, notwithstanding the volatility in the price of gold. As we move into 2016, we want to emphasize that this is an exciting time to be a shareholder of Pershing Gold as we have proved up our resources and work toward achieving our goal of becoming one of the next low-cost producers of gold in Nevada. As 2016 begins, we have seen a rise in gold prices as the oil and world stock markets have experienced notable volatility. This is of importance to our shareholders due to the fact that Pershing Gold has several distinct competitive advantages in the marketplace. As an emerging producer, we can deliver real leverage to the gold price, more than others in our sector of the industry. As we took control of an existing mine when we formed Pershing, we do not require extensive capital expenditures for construction, infrastructure and permitting to move back into production. Additionally, we have a healthy balance sheet; thanks to the support of our founders and investors, we have no debt. Our preliminary internal economics for Relief Canyon estimate an initial CAPEX of approximately $11 million, cash costs in the range of approximately $695-745/oz Au, and all in sustaining costs in the range of approximately $725- 775/oz Au, on a constrained in-pit resource over an initial estimated mine life of six years. In contrast to many others, Pershing Gold, as a low cost producer with a debt-free balance sheet, is well positioned to move forward with production and also stands to benefit as gold prices appreciate. Within a short period of time we have been able to successfully build our land position from 1,100 to 25,000 acres, defme a significant gold resource, and prepare the project to move back into production with some of the lowest CAPEX and projected costs for a North American gold producer. The investment from our founding shareholders in Pershing Gold has allowed us to build value and achieve the milestones necessary to position the Company to move Relief Canyon back into production in the near future. With management and insiders owning 50% of the Company, our focus is on providing the greatest long-term value for the shareholders; our interests are aligned with the interests of our shareholders because we are shareholders. Management has effectively increased the resource through both land acquisitions and development drilling, and Relief Canyon now has a resource of 739,000 Measured and Indicated and 70,000 Inferred ounces of gold. We have achieved the necessary permits for approval to bring the mine online in 2016. Management is confident that these accomplishments will reap great rewards for the shareholders of the Company as we move into production and our next phase of recognized value. Our intensive drilling programs at Pershing have resulted in solid year-over-year growth of the resource at Relief Canyon. In 2015, we saw an increase and upgrade to our resource estimate of our Measured and Indicated gold by 34%. The 2015 drilling program included 160 : development core holes with approximately 95,000 feet of drilling. We have completed our 2015 drilling program and we anticipate an updated resource estimate in the second quarter of 2016 that could prove out even further improvements in the asset. The further growth of this resource is a key milestone on our path towards restarting the Relief Canyon mine. Another key milestone is the much-awaited publishing of a Preliminary Economic Assessment (PEA) on Relief Canyon. In December of last year, the Company published the preliminary internal economics mentioned above. These initial estimates are based on the existing resource published inJune of 2015. We plan to complete an updated NI 43-101 resource estimate in the second quarter of 2016, incorporating the results from our 2015 Drilling Program. A further increase to the resource estimate would enhance these preliminary project economics. This updated resource estimate will be used to develop a full, third-party PEA on Relief Canyon, also planned for the second quarter of 2016. Earlier this month, we reported the final drilling results from our successful 2015 Drilling Program at Relief Canyon, which showed that 1) the high-grade zone in the North Target Area has continued south under the North Pit and 2) the higher-grade L Zone of the Relief Canyon deposit is open to the west, south, and southwest The 2015 program also defined a new higher-grade zone in the Jasperoid Target Area, and extended the J and L Zones into the North Target Area. We intend to build on these results as we outline the targets for our 2016 Drilling Program. Additionally, we achieved pefllllttmg progress at the Relief Canyon mine. We currendy have the permits in place to operate our state-of-the-art processing facility and to mine new material within the existing disturbance at Relief Canyon. While these permits allow us to start mining, we intend to optimize the start-up plan through the immediate expansion of production outside of the eXlstmg pits. Initiating production across this larger portion of the deposit requires an expansion to the scope of our current mine permit. In August of last year the BLM started a scoping period to expand the permits at Relief Canyon to include the entire deposit above the water table. The BLM set a target completion date of mid-2016 for this scoping period. The Company anticipates receipt of this expanded permit in the second quarter of 20 16. We believe that this strategy of incorporating material from outside the existing pits in our start-up plan will result in a significandy more robust project than would be possible if we start production with the limited material in the existing pits. Following the completion of a favorable PEA and the receipt of this permit expansion, we plan to announce a formal start date to begin mining at Relief Canyon.

In closing, management believes that Pershing Gold is at inflection point. We are at the cusp of restarting mining with some of the best economics in the industry. We have identified substantial gold resources on a proven property. From a macro-economic viewpoint, the strength of the U.S. dollar has made other currencies and commodities appear weak. With the real estate market still recovering from the crash in 2008-2009 and oil trading around $30 a barrel, the attraction of gold as a solid long-term investment is, once again, on the rise.

On behalf of the entire management team and board of directors, I would like to thank you for your continued support. We are looking forward to a very busy and exciting year as we work to position Pershing Gold as the next Nevada low-cost gold producer.


pershing gold
January 2016
T27N R34E
16
17
NORTH TARGET AREA
JASPEROID TARGET AREA
NORTH PIT
SOUTH PIT
LIGHT BULB PIT
SOUTHWEST TARGET AREA
20
21
LEGEND
2015-2016 DRILL HOLES
RELIEF CANYON PROJECT
Pershing County, Nevada

2015 Drilling Program Target Areas

Best regards,



Stephen Alfers
Executive Chairman, President and CEO
Pershing Gold Corporation
720-974-7248
www.pershinggold.com

Cautionary Note to United States Investors Regarding Estimates of Measured, Indicated, and Inferred Resources
This press release uses the terms "Measured," "Indicated" and "Inferred resources", which are defined in Canadian Institute of Metallurgy guidelines, the guidelines widely followed to comply with Canadian National Instrument 43-101. We advise U.S. investors that these terms are not recognized by the United States Securities and Exchange Commission (the "SEC"). The estimation of measured and indicated resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. Mineral resources are not mineral reserves, and U.S. investors are cautioned not to assume that measured or indicated mineral resources will be converted into reserves. Inferred mineral resources have a high degree of uncertainty as to their existence, and their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource exists, or is economically or legally viable. US investors are urged to consider closely the disclosure in our Form 10-K and other SEC filings. You can review and obtain copies of these filings from the SEC's website at http://www.sec.gov/edgar.shtml.

Legal Notice and Safe Harbor Statement
This communication contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of the Company set forth herein including current results from and expectations regarding the results of the 2015 Drilling Program, the potential update of and expansion of the Relief Canyon resource and publication of an updated NI 43-101 resource estimate and Preliminary Economic Analysis in the second quarter 2016; management's belief that drilling results show that the high-grade zone in the North Target Area has continued south under the North Pit, that the higher-grade L Zone of the Relief Canyon deposit is open to the west, south, and southwest and that a new higher-grade zone in the Jasperoid Target Area has been defined, the discovery of a new gold zone below the J Zone, and the J and L Zones extend into the North Target Area; results of modeling; expected results of column and bottle roll tests; plans for the 2016 Drilling Program plans to complete validation and incorporation into the Company's database of all assays, logging and geotechnical data; and those preceded by or that include the words "believes," "expects," "given," "targets," "intends," "anticipates," "plans," "projects," "forecasts" or similar expressions, are "forward-looking statements." Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company's future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, less favorable results from and impact on Relief Canyon economics of results from the 2015 Drilling Program than currently anticipated; insufficient or insufficiently favorable information to include portions of the deposit or 2015 drill results in the Company's next updated resource; interpretations or reinterpretations of geologic and metallurgical information or unfavorable exploration results or results of column, bottle roll and other metallurgical tests that could negatively affect estimates of resources or project economics; delays in completing the validation and database incorporation of 2015 drilling results; delays in completing or publishing the updated NI 43-101 resource estimate and Preliminary Economic Analysis; less favorable results of 43-101 resource estimate updates and Preliminary Economic Analysis than currently anticipated; insufficient external funding to go forward with the 2016 Drilling Program and other planned activities in 2016; general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; decreases in gold and other mineral and commodity prices; risks of junior exploration and pre-production activities; and maintenance of important business relationships. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company's filings with the SEC including the Annual Report on Form 10-K for the year ended December 31, 2014. The Company assumes no obligation to update any of the information contained or referenced in this shareholder letter.

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